Exhibit 99.1
Lucid Announces Q3 Production & Deliveries, Sets Date for Third Quarter 2025 Results
NEWARK, CA — October 6, 2025 — Lucid Group, Inc. (NASDAQ: LCID), maker of the world’s most advanced electric vehicles, today announced production and delivery totals for the quarter ended September 30, 2025. During this period, Lucid produced 3,891 vehicles, with more than 1,000 additional vehicles built for Saudi Arabia for final assembly. Lucid delivered 4,078 vehicles during the same period.1
During the nine months ended September 30, 2025, Lucid produced 9,966 vehicles, excluding additional vehicles in transit to Saudi Arabia for final assembly, and delivered 10,496 vehicles.1
Lucid will host a conference call to discuss its third quarter 2025 financial results on Wednesday, November 5, 2025, at 2:30 pm PT / 5:30 pm ET. Prior to the conference call, the company will issue an earnings press release with a link to the live webcast on its investor relations website, https://ir.lucidmotors.com.
To enhance engagement with the company’s shareholder base and facilitate connections with its investors, Lucid is partnering with Say Technologies to allow retail and institutional shareholders to submit and upvote questions, a selection of which will be answered by Lucid management during the earnings call.
Starting on October 22, 2025 at 2:30 pm PT / 5:30 pm ET, all shareholders can submit questions by visiting: https://app.saytechnologies.com/lucid-group-2025-q3. This Q&A platform will remain open until 2:30 pm PT / 5:30 pm ET on November 4, 2025. Shareholders can email support@saytechnologies.com for any support inquiries.
Earnings Call Details:
Date: Wednesday, November 5, 2025
Time: 2:30 pm PT / 5:30 pm ET
Webcast: https://ir.lucidmotors.com (live and replay)

1 Lucid’s net income and cash flow results will be announced along with the rest of its financial performance when Lucid announces third quarter earnings. Lucid vehicle production and delivery numbers represent only one measure of the company’s operating performance and should not be relied on as sole indicators of quarterly financial results, which depend on a variety of factors.
About Lucid Group
Lucid (NASDAQ: LCID) is a Silicon Valley-based technology company focused on creating the most advanced EVs in the world. The award-winning Lucid Air and new Lucid Gravity deliver best-in-class performance, sophisticated design, expansive interior space and unrivaled energy efficiency. Lucid assembles both vehicles in its state-of-the-art, vertically integrated factory in Arizona. Through its industry-leading technology and innovations, Lucid is advancing the state-of-the-art of EV technology for the benefit of all.
Investor Relations Contact
investor@lucidmotors.com
Sign up for investor email alerts: https://ir.lucidmotors.com/ir-resources/email-alerts
Media Contact
media@lucidmotors.com

Trademarks
This communication contains trademarks, service marks, trade names and copyrights of Lucid Group, Inc. and its subsidiaries and other companies, which are the property of their respective owners.
Forward-Looking Statements
This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Lucid’s expectations related to production and delivery volume outlook and Lucid’s finalized production and delivery totals for the three and nine months ended September 30, 2025. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Lucid’s management. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from these forward-looking statements. Many actual events and circumstances are beyond the control of Lucid. These forward-looking statements are subject to a number of risks and uncertainties, including those factors discussed under the headings “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in Lucid’s Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as in other documents Lucid has filed or will file with the Securities and Exchange Commission. If any of these risks materialize or Lucid’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Lucid currently does not know or that Lucid currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Lucid’s expectations, plans or forecasts of future events and views as of the date of this communication. Lucid anticipates that subsequent events and developments will cause Lucid’s assessments to change. However, while Lucid may elect to update these forward-looking statements at some point in the future, Lucid specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Lucid’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

2